UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2012 (October 19, 2012)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;Transfer of Listing.

By letter dated October 19, 2012, Ampal-American Israel Corp. (the “Company”) was notified that the NASDAQ Listing Qualifications Hearings Panel (the “Panel”) has determined to continue the listing of the Company’s Class A Stock on The NASDAQ Capital Market, subject to the Company’s timely satisfaction of certain milestones relating to the Company’s debt restructuring efforts under the Company’s Chapter 11 proceeding and the Company’s compliance with the requirements for initial listing on The NASDAQ Capital Market upon its emergence from Chapter 11 bankruptcy, ultimately, by no later than February 18, 2013.

The NASDAQ Listing Qualifications Staff previously issued (i) a delist determination letter on August 21, 2012 based upon the rejection of the Company’s plan for coming into compliance with the $2,500,000 minimum stockholders’ equity listing requirement and (ii) a delist determination letter on August 30, 2012 based upon the Chapter 11 filing, and the Company subsequently appealed the proposed delisting to the Panel. The Company’s hearing before the Panel was held on October 4, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION
99.1	Press Release of Ampal-American Israel Corporation, dated October 23, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: October 23, 2012	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President - Investments and
Corporate Affairs and Secretary

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release of Ampal-American Israel Corporation, dated October 23, 2012.

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